UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 22, 2026

Gain Therapeutics, Inc.
(Exact Name of the Registrant as Specified in Charter)s

Delaware	001-40237	85-1726310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	GANX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President, Finance

On October 22, 2026, Gain Therapeutics, Inc. (the “Company”) appointed Jeanette Weidner as its Vice President, Finance, with an effective date of October 28, 2026 (the “Effective Date”). In this role, Ms. Weidner will also serve as the Company’s principal financial officer and principal accounting officer.

Ms. Weidner, 44, has 18 years of experience in accounting and finance including more than a decade in the life sciences industry spanning medical devices, regenerative medicine, and biopharmaceuticals. Prior to joining the Company, Ms. Weidner served as a financial consultant for Senseonics Holdings Inc. (Nasdaq: SENS), a medical technology company focused on continuous glucose monitoring products, from March 2025 to October 2026. At Senseonics, Ms. Weidner focused on financial reporting and operational accounting. Prior to Senseonics, Ms. Weidner was Vice President, Finance, for OncoC4, Inc., a private late clinical-stage biopharmaceutical company engaged in the discovery and development of novel biologics for the potential treatment of cancer, from March 2021 to January 2025. At OncoC4, Ms. Weidner lead and developed the accounting and finance function from the inception of the organization through Phase III clinical trials. Before her time at OncoC4, Ms. Weidner held roles of Controller and Assistant Controller at various life sciences companies. Ms. Weidner received her undergraduate degree from Salisbury University and subsequently studied accounting through the University of Maryland Global Campus. Ms. Weidner maintains an active CPA license.

Ms. Weidner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are there any such transactions currently proposed. There are no arrangements or understandings between Ms. Weidner and any other persons pursuant to which Ms. Weidner was appointed as Vice President, Finance, and there are no family relationships between Ms. Weidner and any of our directors or executive officers.

In connection with Ms. Weidner’s appointment, the Company entered into an employment agreement with Ms. Weidner, with an effective date of October 28, 2026 (the “Employment Agreement”) whereby Ms. Weidner is entitled to receive an annual base salary of $275,000 and is eligible to receive, as determined by the Board in its sole discretion, an annual incentive cash bonus which is initially set at a target of 35% of her annual base salary.

Pursuant to the Employment Agreement, the Company will grant to Ms. Weidner an option (the “Option”) under the Company’s 2022 Equity Incentive Plan (the “Plan”), consisting of an option to purchase up to 130,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant, which grant will be made as soon as reasonably practicable following the Effective Date, vesting over a four year period from the Effective Date, with 25% vesting on the first anniversary thereof and the balance vesting in equal monthly installments over the remainder of the vesting period, in each case subject to Ms. Weidner’s continuous employment with the Company through the applicable vesting date. The Option is subject to the terms of the Plan and the applicable stock option agreement thereunder.

In addition, the Employment Agreement provides that Ms. Weidner is eligible for equity incentive grants as determined by the Board in its sole discretion from time to time. Ms. Weidner is also eligible to participate in all employee benefit plans, practices and programs maintained by the Company and made available to its similarly situated executives.

In the event of termination of Ms. Weidner’s employment by the Company without “Cause” on or after the date that is three months after the Effective Date, by Ms. Weidner for “Good Reason” or Ms. Weidner’s employment terminates upon death or “Disability” (as such capitalized term is defined in the Employment Agreement), in all cases subject to Ms. Weidner executing and not revoking a separation agreement, including a general release of claims, in the form presented by the Company, she would be eligible to receive cash severance equal to six (6) months of base salary. In addition, she will be eligible to receive the cost of continuation coverage under COBRA or applicable state continuation coverage laws for herself and her eligible dependents who were covered under the Company’s health insurance plans as of the termination date, for the six (6) month period after the termination of employment occurs, provided that Ms. Weidner will be solely responsible for electing such coverage and timely paying premiums. In the event of a termination on account of Ms. Weidner’s death or Disability, if the Company has paid for or provided life insurance or long-term disability insurance coverage, any amounts paid under such insurance will be credited against the severance benefits payable by the Company.

If such termination were to occur on the date of a “Change of Control” (as defined in the Employment Agreement) or within twelve (12) months thereafter, then in lieu of the severance benefits described above, Ms. Weidner would be eligible to receive (x) (i) a cash severance equal to twelve (12) months of base salary; (ii) the cost of continuation coverage under COBRA or applicable state continuation coverage laws for herself and her eligible dependents, on the terms described above, for the twelve (12) month period after the termination; (iii) a pro-rated annual cash bonus for the year in which the termination of employment occurs, based on the actual achievement of the applicable performance goals as determined by the Board, and (iv) an annual cash bonus equal to her annual target bonus opportunity that would accrue during the twelve (12) month period after the termination of employment occurs; and (y) accelerated vesting of 100% of any then-unvested “Stock Awards” (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit no.

10.1	Employment Agreement by and between the Company and Ms. Weidner, with an effective date of October 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

By:	/s/ Gene Mack
Name:	Gene Mack
Title:	Chief Executive Officer

Date: October 28, 2026